Control # 9M49-09673
Secured Economic Injury Disaster Loan

**U. S. Small Business Administration**

# LOAN AUTHORIZATION AND AGREEMENT

Date: February 12, 2003

On the above date, this Administration (SBA) authorized (under Section 7(b) of the Small Business Act, as amended) a Loan (Loan Number EIDL 60944040-05) to Polymer Research Corp. of America (Borrower) of 2186 Mill Avenue, Brooklyn, New York 11234 in the amount of Four Hundred Ninety-One Thousand Five Hundred and no/100 ($491,500.00) Dollars upon the following conditions:

1. PAYMENT TERMS

A. Interest will accrue at the rate of 4.000% per annum; installment payments, including principal and interest, of Two Thousand Four Hundred Thirty-Four and no/100 ($2,434.00) Dollars monthly, will begin Twenty-Five (25) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) Years from the date of the promissory Note.

B. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal.

C. Each payment will be made when due even if at that time the full amount of the Loan has not yet been advanced or the authorized amount of the Loan has been reduced.

D. Interest will accrue only on funds actually advanced from the date(s) of each advance, but in no case sooner than 24 months from the date of the promissory Note.

2. GUARANTEE

Borrower will provide the following guarantee(s):

A. Guarantor will provide a guarantee on SBA Form 2128 of Carl Horowitz of 2719 Whitman Drive, Brooklyn, New York 11234, secured by the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 2719 Whitman Drive, Brooklyn, New York 11234.

B. Guarantor will provide a guarantee on SBA Form 2128 of Irene Horowitz of 2719 Whitman Drive, Brooklyn, New York 11234, secured by the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 2719 Whitman Drive, Brooklyn, New York 11234.

3. REQUIREMENTS RELATIVE TO COLLATERAL

A. Borrower will submit to SBA evidence of SBA's recorded lien position and of payment of appropriate fees prior to the disbursement of Loan funds in excess of $5,000.00. Such evidence will be in a form satisfactory to SBA Counsel and will be at Borrower's expense.

B. Borrower will not sell or transfer any collateral (except normal inventory turnover in the ordinary course of business) described in paragraph 2 hereof without the prior written consent of SBA.

C. Borrower will neither seek nor accept future advances under any superior liens on the collateral securing this Loan without prior written consent of SBA.

4. USE OF LOAN PROCEEDS

Borrower will use the proceeds of this Loan solely to alleviate economic injury caused by Disaster occurring in the month of September, 2001. Borrower will apply all Loan proceeds to the following specific uses:

A. Approximately $491,500.00 for working capital.

5. REQUIREMENTS FOR USE OF LOAN PROCEEDS AND RECEIPTS

A. Borrower will obtain and itemize receipts (paid receipts, paid invoices or cancelled checks) and contracts for all Loan funds spent and retain these receipts for 3 years from the date of the final disbursement. Prior to each subsequent disbursement (if any) and whenever requested by SBA, Borrower will submit to SBA such itemization together with copies of the receipts.

B. Borrower will make the damaged, repaired or replacement property(ies) available to SBA for inspection and verification of the use of Loan proceeds when so requested.

C. Borrower will return to SBA, as soon as possible but not later than 1 year from the date of final disbursement, all funds received but not used for disaster repairs as authorized by the above paragraph. Funds so returned will be used to reduce the outstanding balance of this Loan and will not be applied in lieu of scheduled payments.

D. Borrower will not use any proceeds of this Loan to pay wages or any other compensation for repair work performed by Borrower or members of Borrower's immediate family, or to pay overhead or profit for repairs performed by, or materials acquired from, a business in which Borrower owns a 50% or greater interest.

E. Borrower will not use, directly or indirectly, any portion of the proceeds of this Loan to relocate without the prior written permission of SBA. The law prohibits the use of any portion of the proceeds of this Loan for voluntary relocation from the business area in which the disaster occurred. To request SBA's prior written permission to relocate, Borrower will present to SBA the reasons therefore and a description or address of the relocation site. Determinations of (1) whether a relocation is voluntary or otherwise, and (2) whether any site other than the disaster-affected location is within the business area in which the disaster occurred, will be made solely by SBA.

F. Borrower will, to the extent feasible, purchase only American-made equipment and products with the proceeds of this Loan.

6. DEADLINE FOR RETURN OF LOAN CLOSING DOCUMENTS

**Loan closing documents must be signed and returned to SBA within 2 months from the date of this Loan Authorization and Agreement.** SBA will cancel this Loan if Borrower fails to meet this deadline. If causes beyond the control of the Borrower result in delay which prevents meeting the deadline, Borrower may submit a written explanation of the delay and request for an extension of this deadline. The deadline may be extended only by SBA in writing.

7. AGREEMENT TO REMIT AND ASSIGNMENT OF COMPENSATION FROM OTHER SOURCES

A. Eligibility for this disaster Loan is limited to disaster losses that are not compensated by other sources. Other sources include but are not limited to: (1) proceeds of policies of insurance or other indemnifications, (2) grants or other reimbursement (including loans) from government agencies or private organizations, (3) claims for civil liability against other individuals, organizations or governmental entities, and (4) salvage (including any sale or re-use) of items of damaged property.

B. Borrower will promptly notify SBA of the existence and status of any claim or application for such other compensation, and of the receipt of any such compensation, and Borrower will promptly submit the proceeds of same (not exceeding the outstanding balance of this Loan) to SBA.

C. Borrower hereby assigns to SBA the proceeds of any such compensation from other sources and authorizes the payor of same to deliver said proceeds to SBA at such time and place as SBA shall designate.

D. SBA will in its sole discretion determine whether any such compensation from other sources is a duplication of benefits. SBA will use the proceeds of any such duplication to reduce the outstanding balance of this Loan, and Borrower agrees that such proceeds will not be applied in lieu of scheduled payments.

8. DUTY TO MAINTAIN INSURANCE

A. Prior to disbursement of Loan funds in excess of $5,000.00, Borrower will purchase hazard insurance, including fire, lightning, and extended coverage equal to 80% of the insurable value of the collateral or the minimum coinsurance requirement set forth in the insurance policy provided by Borrower, whichever is greater, or such other amounts and types of coverage as SBA may require. Borrower will provide proof of such hazard insurance coverage to SBA together with an endorsement naming SBA as mortgagee or loss payee, and Borrower will maintain such coverage throughout the entire term of this Loan.

9. BOOKS AND RECORDS

A. Borrower will maintain current and proper books of account in a manner satisfactory to SBA for the most recent 5 years until 3 years after the date of maturity, including extensions, or the date this Loan is paid in full, whichever occurs first. Such books will include Borrower's financial and operating statements, insurance policies, tax returns and related filings, records of earnings distributed and dividends paid and records of compensation to officers, directors, holders of 10% or more of Borrower's capital stock, members, partners and proprietors.

B. Borrower authorizes SBA to make or cause to be made, at Borrower's expense and in such a manner and at such times as SBA may require: (1) inspections and audits of any books, records and paper in the custody or control of Borrower or others relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (2) inspections and appraisals of any of Borrower's assets.

C. Borrower will furnish to SBA, not later than 3 months following the expiration of Borrower's fiscal year and in such form as SBA may require, Borrower's financial operating statements.

D. Upon written request of SBA, Borrower will accompany such statements with an "Accountant's Review Report" prepared by an independent public accountant at Borrower's expense.

E. Borrower authorizes all Federal, State and municipal authorities to furnish reports of examination, records and other information relating to the conditions and affairs of Borrower and any desired information from such reports, returns, files, and records of such authorities upon request of SBA.

10. DISTRIBUTIONS AND COMPENSATION

A. Borrower will not, without the prior written consent of SBA, declare or pay any dividend or make any distribution upon its capital stock, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of Loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director or employee of Borrower, or of any such company.

11. OTHER CONDITIONS

A. If Borrower has or intends to have employees, Borrower will post SBA Form 722, "Equal Opportunity Poster", in Borrower's place of business where it will be clearly visible to employees, applicants for employment, and the general public.

B. Prior to disbursement of any Loan funds, Borrower will execute and submit Board of Directors' Resolution on SBA Form 160.

C. Prior to disbursement in excess of $5,000.00, Borrower will provide SBA with the following information for each piece of real estate used to secure this Loan:

(1) A complete, legible copy of the recorded deed or other document which reflects prior ownership, the date the property was acquired, the current owner(s), and the date, book and page of recording, and a legal description, as found on a copy of the recorded deed or other document for the property located in the state of New York. Also provide the commonly known address of the property.

D. Prior to disbursement of any Loan proceeds, Borrower will complete the Certification Concerning Lobbying and the Disclosure of Lobbying Activities (if appropriate), and submit the required document(s) to SBA (for Loans in excess of $150,000).

12. BORROWER'S CERTIFICATIONS

Borrower certifies that:

A. There has been no substantial adverse change in Borrower's financial condition (and organization, in case of a business borrower) since the date of the application for this Loan. (Adverse changes include, but are not limited to: judgement liens, tax liens, mechanic's liens, bankruptcy, financial reverses, arrest or conviction of felony, etc.)

B. No fees have been paid, directly or indirectly, to any representative (attorney, accountant, etc.) for services provided or to be provided in connection with applying for or closing this Loan, other than those reported on SBA Form 5, "Business Disaster Loan Application"; or SBA Form 159, "Compensation Agreement." All fees not approved by SBA are prohibited.

C. All representations in the Borrower's Loan application (including all supplementary submissions) are true, correct and complete and are offered to induce SBA to make this Loan.

D. No claim or application for any other compensation for disaster losses has been submitted to or requested of any source, and no such other compensation has been received, other than that which Borrower has fully disclosed to SBA.

E. Neither the Borrower nor, if the Borrower is a business, any principal who owns at least 50% of the Borrower, is delinquent more than 60 days under the terms of any: (a) administrative order; (b) court order; or (c) repayment agreement that requires payment of child support.

F. The Borrower(s) are the owner(s) of and hold legal title to certain real estate property fully described in Section 2--Collateral. Said premises are in my/our possession, and my/our title thereto has never been disputed or questioned as to any part thereof. Said premises are free of all mortgages, taxes, assessments, liens, encumbrances, and claims, or interest of any other party, except as listed in Section 2 of this document. There are no actions pending affecting said real property.

13. CIVIL AND CRIMINAL PENALTIES

A. Criminal Penalties: Any person who knowingly makes a false statement or misrepresentation to SBA shall be subject to a fine of not more than $10,000.00 or to imprisonment for not more than 5 years, or both, under provisions of 18 U.S.C. 1001 and/or 15 U.S.C. 645.

B. Civil Penalties: Public Law 92-385 provides that for all disaster Loans made after August 16, 1972, anyone who wrongfully misapplies the proceeds of a disaster Loan shall be civilly liable to the Administrator in an amount equal to one and one-half times the original principal amount of the Loan.

14. RESULT OF VIOLATION OF THIS LOAN AUTHORIZATION AND AGREEMENT

A. If Borrower violates any of the terms or conditions of this Loan Authorization and Agreement, the Loan will be in default and SBA may declare all or any part of the indebtedness immediately due and payable. SBA's failure to exercise its rights under this paragraph will not constitute a waiver.

B. A default (or any violation of any of the terms and conditions) of any SBA Loan(s) to Borrower and/or its affiliates will be considered a default of all such Loan(s).

15. DISBURSEMENT OF THE LOAN

A. Disbursements will be made by and at the discretion of SBA Counsel, in accordance with this Loan Authorization and Agreement and the general requirements of SBA.

B. Disbursements may be made in increments as needed.

C. Other conditions may be imposed by SBA pursuant to general requirements of SBA.

D. Disbursement may be withheld if, in SBA's sole discretion, there has been an adverse change in Borrower's financial condition or in any other material fact represented in the Loan application, or if Borrower fails to meet any of the terms or conditions of this Loan Authorization and Agreement.

E. **NO DISBURSEMENT WILL BE MADE LATER THAN 6 MONTHS FROM THE DATE OF THIS LOAN AUTHORIZATION AND AGREEMENT.**

16. PARTIES AFFECTED

A. This Loan Authorization and Agreement will be binding upon Borrower and Borrower's successors and assigns and will inure to the benefit of SBA and its successors and assigns.

17. DATE

A. This Loan Authorization and Agreement is approved and issued on February 12, 2003.

Hector V. Barreto
Administrator

Claire A. Holmes

Claire Holmes
Supervisory Loan Officer
U.S. Small Business Administration

The undersigned agree(s) to be bound by the terms and conditions herein during the term of this Loan, and further agree(s) that no provision stated herein will be waived without prior written consent of SBA.

Polymer Research Corp. of America

By: ______________________ ______________
Carl Horowitz, President Date

By: ______________________ ______________
Anna Dichter, Secretary Date

Note: Corporate Borrowers must execute Loan Authorization and Agreement in corporate name, by a duly authorized officer, and seal must be affixed and duly attested; partnership Borrowers must execute in firm name, together with signature of a general partner. Limited liability entities must execute in the entity name by the signature of the authorized managing person.

| | U.S. Small Business Adminstration | Date: February 13, 2003 |
|---|---|---|
| | **NOTE** | Loan Amount: $491,500.00 |
| | (SECURED DISASTER LOANS) | Annual Interest Rate: 4.000% |

**Control # 9M49-09673** **Loan # EIDL 60944040-05**

1. **PROMISE TO PAY:** In return for a loan, Borrower promises to pay to the order of SBA the amount of **Four Hundred Ninety-One Thousand Five Hundred and no/100** Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. **DEFINITIONS:** **A)** "Collateral" means any property taken as security for payment of this Note or any guarantee of this Note. **B)** "Guarantor" means each person or entity that signs a guarantee of payment of this Note. **C)** "Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

3. **PAYMENT TERMS:** Borrower must make all payments at the place SBA designates. Borrower may prepay this Note in part or in full at any time, without notice or penalty. Borrower must pay principal and interest payments of **$2,434.00** every **month** beginning **Twenty-Five (25)** months from the date of the Note. SBA will apply each installment payment first to pay interest accrued to the day SBA receives the payment and will then apply any remaining balance to reduce principal. All remaining principal and accrued interest is due and payable **Thirty (30) Years** from the date of the Note.

4. **DEFAULT:** Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower: **A)** Fails to comply with any provision of this Note, the Loan Authorization and Agreement, or other Loan Documents; **B)** Defaults on any other SBA loan; **C)** Sells or otherwise transfers, or does not preserve or account to SBA's satisfaction for, any of the Collateral or its proceeds; **D)** Does not disclose, or anyone acting on their behalf does not disclose, any material fact to SBA; **E)** Makes, or anyone acting on their behalf makes, a materially false or misleading representation to SBA; **F)** Defaults on any loan or agreement with another creditor, if SBA believes the default may materially affect Borrower's ability to pay this Note; **G)** Fails to pay any taxes when due; **H)** Becomes the subject of a proceeding under any bankruptcy or insolvency law; **I)** Has a receiver or liquidator appointed for any part of their business or property; **J)** Makes an assignment for the benefit of creditors; **K)** Has any adverse change in financial condition or business operation that SBA believes may materially affect Borrower's ability to pay this Note; **L)** Dies; **M)** Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without SBA's prior written consent; or, **N)** Becomes the subject of a civil or criminal action that SBA believes may materially affect Borrower's ability to pay this Note.

5. **SBA'S RIGHTS IF THERE IS A DEFAULT:** Without notice or demand and without giving up any of its rights, SBA may: **A)** Require immediate payment of all amounts owing under this Note; **B)** Have recourse to collect all amounts owing from any Borrower or Guarantor; **C)** File suit and obtain judgment; **D)** Take possession of any Collateral; or, **E)** Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

6. **SBA'S GENERAL POWERS:** Without notice and without Borrower's consent, SBA may: **A)** Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses; **B)** Collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If SBA incurs such expenses, it may demand immediate reimbursement from Borrower or add the expenses to the principal balance; **C)** Release anyone obligated to pay this Note; **D)** Compromise, release, renew, extend or substitute any of the Collateral; and **E)** Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. **WHEN FEDERAL LAW APPLIES:** When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. **GENERAL PROVISIONS: A)** All individuals and entities signing this Note are jointly and severally liable. **B)** Borrower waives all suretyship defenses. **C)** Borrower must sign all documents required at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA's liens on Collateral. **D)** SBA may exercise any of its rights separately or together, as many times and in any order it chooses. SBA may delay or forgo enforcing any of its rights without giving up any of them. **E)** Borrower may not use an oral statement of SBA to contradict or alter the written terms of this Note. **F)** If any part of this Note is unenforceable, all other parts remain in effect. **G)** To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that SBA did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale. **H)** SBA may sell or otherwise transfer this Note.

9. **MISUSE OF LOAN FUNDS:** Anyone who wrongfully misapplies any proceeds of the loan will be civilly liable to SBA for one and one-half times the proceeds disbursed, in addition to other remedies allowed by law.

10. **BORROWER'S NAME(S) AND SIGNATURE(S):** By signing below, each individual or entity acknowledges and accepts personal obligation and full liability under the Note as Borrower.

Corporate Seal

Dated this ______ day of ________________, 20____.

Corporate Execution

Polymer Research Corp. of America

By: ________________________________
Carl Horowitz, President

By: ________________________________
Anna Dichter, Secretary

U.S. Small Business Adminstration

# UNCONDITIONAL GUARANTEE

# (DISASTER LOANS)

| | |
|---|---|
| SBA Loan # | EIDL 60944040-05 |
| Control # | 9M49-09673 |
| Guarantor | Carl Horowitz |
| Borrower | Polymer Research Corp. of America |
| Date | February 13, 2003 |
| Note Amount | $491,500.00 |

1. **GUARANTEE:**
Guarantor unconditionally guarantees payment to SBA of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under the Note when SBA makes written demand upon Guarantor. SBA is not required to seek payment from any other source before demanding payment from Guarantor.

2. **NOTE:**
The "Note" is the promissory note dated February 13, 2003 in the principal amount of Four Hundred Ninety-One Thousand Five Hundred and no/100 Dollars, from Borrower to SBA. It includes any assumption, renewal, substitution, or replacement of the Note.

3. **DEFINITIONS:**
"Collateral" means property, if any, taken as security for payment of the Note or any guarantee of the Note.
"Loan" means the loan evidenced by the Note.
"Loan Documents" means the documents related to the Loan signed by Borrower, Guarantor or any other guarantor, or anyone who pledges Collateral.
"SBA" means the Small Business Administration, an Agency of the United States of America.

4. **SBA'S GENERAL POWERS:**
SBA may take any of the following actions at any time, without notice, without Guarantor's consent, and without making demand upon Guarantor:
A. Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;
B. Refrain from taking any action on the Note, the Collateral, or any guarantee;
C. Release any Borrower or any guarantor of the Note;
D. Compromise or settle with the Borrower or any guarantor of the Note;
E. Substitute or release any of the Collateral, whether or not SBA receives anything in return;
F. Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;

G. Bid or buy at any sale of Collateral by SBA or any other lienholder, at any price SBA chooses; and

H. Exercise any rights it has, including those in the Note and other Loan Documents.

These actions will not release or reduce the obligations of Guarantor or create any rights or claims against SBA.

5. **FEDERAL LAW:**

When SBA is the holder, the Note and this Guarantee will be construed and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

6. **RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES:**

To the extent permitted by law,

A. Guarantor waives all rights to:

1) Require presentment, protest, or demand upon Borrower;
2) Redeem any Collateral before or after SBA disposes of it;
3) Have any disposition of Collateral advertised; and
4) Require a valuation of Collateral before or after SBA disposes of it.

B. Guarantor waives any notice of:

1) Any default under the Note;
2) Presentment, dishonor, protest, or demand;
3) Execution of the Note;
4) Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;
5) Any change in the financial condition or business operations of Borrower or any guarantor;
6) Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and
7) The time or place of any sale or other disposition of Collateral.

C. Guarantor waives defenses based upon any claim that:

1) SBA failed to obtain any guarantee;
2) SBA failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;
3) SBA or others improperly valued or inspected the Collateral;
4) The Collateral changed in value, or was neglected, lost, destroyed, or underinsured;
5) SBA impaired the Collateral;
6) SBA did not dispose of any of the Collateral;
7) SBA did not conduct a commercially reasonable sale;
8) SBA did not obtain the fair market value of the Collateral;
9) SBA did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;
10) The financial condition of Borrower or any guarantor was overstated or has adversely changed;
11) SBA made errors or omissions in Loan Documents or administration of the Loan;
12) SBA did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor;
13) SBA impaired Guarantor's suretyship rights;
14) SBA modified the Note terms, other than to increase amounts due under the Note. If SBA modifies the Note to increase the amounts due under the Note without Guarantor's consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;
15) Borrower has avoided liability on the Note; or

16) SBA has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

7. **DUTIES AS TO COLLATERAL:**

Guarantor will preserve the Collateral, if any, pledged by Guarantor to secure this Guarantee. SBA has no duty to preserve or dispose of any Collateral.

8. **SUCCESSORS AND ASSIGNS:**

Under this Guarantee, Guarantor includes successors, and SBA includes successors and assigns.

9. **GENERAL PROVISIONS:**

A. ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses SBA incurs to enforce this Guarantee, including, but not limited to, attorney's fees and costs.

B. SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.

C. JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.

D. DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA's liens on Collateral.

E. FINANCIAL STATEMENTS. Guarantor must give SBA financial statements as SBA requires.

F. SBA'S RIGHTS CUMULATIVE, NOT WAIVED. SBA may exercise any of its rights separately or together, as many times as it chooses. SBA may delay or forgo enforcing any of its rights without losing or impairing any of them.

G. ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.

H. SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.

I. CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by SBA as to the Loan.

10. **GUARANTOR ACKNOWLEDGMENT OF TERMS.**

Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers.

11. **GUARANTOR NAME(S) AND SIGNATURE(S):**

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

Dated this _____ day of ____________________, 20___.

______________________________

Carl Horowitz

State of New York )
) ss:
County of )

On the ________ day of ________________________, in the year ________ before me, the undersigned, a Notary Public in and for said state, personally appeared Carl Horowitz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

______________________________

Notary Public

U.S. Small Business Adminstration

# UNCONDITIONAL GUARANTEE

# (DISASTER LOANS)

| | |
|---|---|
| SBA Loan # | EIDL 60944040-05 |
| Control # | 9M49-09673 |
| Guarantor | Irene Horowitz |
| Borrower | Polymer Research Corp. of America |
| Date | February 13, 2003 |
| Note Amount | $491,500.00 |

1. **GUARANTEE:**

Guarantor unconditionally guarantees payment to SBA of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under the Note when SBA makes written demand upon Guarantor. SBA is not required to seek payment from any other source before demanding payment from Guarantor.

2. **NOTE:**

The "Note" is the promissory note dated February 13, 2003 in the principal amount of Four Hundred Ninety-One Thousand Five Hundred and no/100 Dollars, from Borrower to SBA. It includes any assumption, renewal, substitution, or replacement of the Note.

3. **DEFINITIONS:**

"Collateral" means property, if any, taken as security for payment of the Note or any guarantee of the Note.

"Loan" means the loan evidenced by the Note.

"Loan Documents" means the documents related to the Loan signed by Borrower, Guarantor or any other guarantor, or anyone who pledges Collateral.

"SBA" means the Small Business Administration, an Agency of the United States of America.

4. **SBA'S GENERAL POWERS:**

SBA may take any of the following actions at any time, without notice, without Guarantor's consent, and without making demand upon Guarantor:

A. Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;
B. Refrain from taking any action on the Note, the Collateral, or any guarantee;
C. Release any Borrower or any guarantor of the Note;
D. Compromise or settle with the Borrower or any guarantor of the Note;
E. Substitute or release any of the Collateral, whether or not SBA receives anything in return;
F. Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;

G. Bid or buy at any sale of Collateral by SBA or any other lienholder, at any price SBA chooses; and

H. Exercise any rights it has, including those in the Note and other Loan Documents.

These actions will not release or reduce the obligations of Guarantor or create any rights or claims against SBA.

5. **FEDERAL LAW:**

When SBA is the holder, the Note and this Guarantee will be construed and enforced under federal law, including SBA regulations. SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor may not claim or assert any local or state law against SBA to deny any obligation, defeat any claim of SBA, or preempt federal law.

6. **RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES:**

To the extent permitted by law,

A. Guarantor waives all rights to:

1) Require presentment, protest, or demand upon Borrower;
2) Redeem any Collateral before or after SBA disposes of it;
3) Have any disposition of Collateral advertised; and
4) Require a valuation of Collateral before or after SBA disposes of it.

B. Guarantor waives any notice of:

1) Any default under the Note;
2) Presentment, dishonor, protest, or demand;
3) Execution of the Note;
4) Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;
5) Any change in the financial condition or business operations of Borrower or any guarantor;
6) Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and
7) The time or place of any sale or other disposition of Collateral.

C. Guarantor waives defenses based upon any claim that:

1) SBA failed to obtain any guarantee;
2) SBA failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;
3) SBA or others improperly valued or inspected the Collateral;
4) The Collateral changed in value, or was neglected, lost, destroyed, or underinsured;
5) SBA impaired the Collateral;
6) SBA did not dispose of any of the Collateral;
7) SBA did not conduct a commercially reasonable sale;
8) SBA did not obtain the fair market value of the Collateral;
9) SBA did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;
10) The financial condition of Borrower or any guarantor was overstated or has adversely changed;
11) SBA made errors or omissions in Loan Documents or administration of the Loan;
12) SBA did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor;
13) SBA impaired Guarantor's suretyship rights;
14) SBA modified the Note terms, other than to increase amounts due under the Note. If SBA modifies the Note to increase the amounts due under the Note without Guarantor's consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;
15) Borrower has avoided liability on the Note; or

16) SBA has taken an action allowed under the Note, this Guarantee, or other Loan Documents.

7. **DUTIES AS TO COLLATERAL:**

Guarantor will preserve the Collateral, if any, pledged by Guarantor to secure this Guarantee. SBA has no duty to preserve or dispose of any Collateral.

8. **SUCCESSORS AND ASSIGNS:**

Under this Guarantee, Guarantor includes successors, and SBA includes successors and assigns.

9. **GENERAL PROVISIONS:**

A. ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses SBA incurs to enforce this Guarantee, including, but not limited to, attorney's fees and costs.

B. SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.

C. JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.

D. DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable SBA to acquire, perfect, or maintain SBA's liens on Collateral.

E. FINANCIAL STATEMENTS. Guarantor must give SBA financial statements as SBA requires.

F. SBA'S RIGHTS CUMULATIVE, NOT WAIVED. SBA may exercise any of its rights separately or together, as many times as it chooses. SBA may delay or forgo enforcing any of its rights without losing or impairing any of them.

G. ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.

H. SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.

I. CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by SBA as to the Loan.

10. **GUARANTOR ACKNOWLEDGMENT OF TERMS.**

Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers.

11. **GUARANTOR NAME(S) AND SIGNATURE(S):**

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

Dated this _____ day of ____________________, 20____.

______________________________________
Irene Horowitz

State of New York )
) ss:
County of )

On the ________ day of _________________________, in the year ________ before me, the undersigned, a Notary Public in and for said state, personally appeared Irene Horowitz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

______________________________________
Notary Public

# DISCLOSURE OF LOBBYING ACTIVITIES

Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352
(See reverse for public burden disclosure.)

Approved by C
0348-0046

1. Type of Federal Action:
☐
a. contract
b. grant
c. cooperative agreement
d. loan
e. loan guarantee
f. loan insurance

2. Status of Federal Action:
☐
a. bid/offer/application
b. initial award
c. post-award

3. Report Type:
☐
a. initial filing
b. material change
For Material Change Only:
year ________ quarter ________
date of last report ________

4. Name and Address of Reporting Entity:
☐ Prime ☐ Subawardee
Tier____, *if known*:

Congressional District, *if known*:

5. If Reporting entity in No. 4 is Subawardee, Enter Name and Address of Prime:

Congressional District, *if known*:

6. Federal Department/Agency:

7. Federal Program Name/Description:

CFDA Number, *if applicable*: ________

8. Federal Action Number, *if known*:

9. Award Amount, *if known*:
$

10. a. Name and Address of Lobbying Entity
*(if individual, last name, first name, MI)*:

b. Individuals Performing Services *(including address if different from No. 10a)*
*(last name, first name, MI)*:

*(attach Continuation Sheet(s) SF-LLL-A if necessary)*

11. Amount of Payment (*check all that apply*):
$ ________ ☐ actual ☐ planned

12. Form of Payment (*check all that apply*):
☐ a. cash
☐ b. in-kind; specify: nature ________
value ________

13. Type of Payment (*check all that apply*):
☐ a. retainer
☐ b. one-time fee
☐ c. commission
☐ d. contingent fee
☐ e. deferred
☐ f. other; specify: ________

14. Brief Description of Services Performed or to be Performed and Date(s) of Service, including officer(s), employee(s), or Members(s) contacted, for Payment Indicated in Item 11:

*(attach Continuation Sheet(s) SF-LLL-A if necessary)*

15. Continuation Sheet(s) SF-LLL-A attached: ☐ Yes ☐ No

16. Information requested through this form is authorized by title 31 U.S.C. section 1352. This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be available for public inspection. Any person who fails to file the required disclosure shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each such failure.

Signature: ________

Print Name: ________

Title: ________

Telephone No.: ________ Date: ________

Federal use only

Authorized for Local Reproduction
Standard Form - LLL

## INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee or prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with a covered Federal action. Use the SF-LLL-A Continuation Sheet for additional information if the space on the form is inadequate. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1. Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2. Identify the status of the covered Federal action.

3. Identify the appropriate classification of this report. If this is a followup report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4. Enter the full name, address, city, state and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the 1st tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5. If the organization filing the report in item 4 checks "Subawardee", then enter the full name, address, city, state and zip code of the prime Federal recipient. Include Congressional District, if known.

6. Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7. Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8. Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number; Invitation for Bid (IFB) number; grant announcement number; the contract, grant, or loan award number; the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., "RFP-DE-90-001."

9. For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10. (a)Enter the full name, address, city, state and zip code of the lobbying entity engaged by the reporting entity identified in item 4 to influence the covered Federal action.

    (b)Enter the full names of the individual(s) performing services, and include full address if different from 10 (a). Enter Last Name, First Name, and Middle Initial(MI).

11. Enter the amount of compensation paid or reasonably expected to be paid by the reporting entity (item 4) to the lobbying entity (item 10). Indicate whether the payment has been made (actual) or will be made (planned). Check all boxes that apply. If this is a material change report, enter the cumulative amount of payment made or planned to be made.

12. Check the appropriate box(es). Check all boxes that apply. If payment is made through an in-kind contribution, specify the nature and value of the in-kind payment.

13. Check the appropriate box(es). Check all boxes that apply. If other, specify nature.

14. Provide a specific and detailed description of the services that the lobbyist has performed, or will be expected to perform, and the date(s) of any services rendered. Include all preparatory and related activity, not just time spent in actual contact with Federal officials. Identify the Federal officials(s) or employee(s) contacted or the officer(s), employee(s), or Member(s) of Congress that were contacted.

15. Check whether or not a SF-LLL-A Continuation Sheet(s) is attached.

16. The certifying official shall sign and date the form, print his/her name, title, and telephone number.

**Public reporting burden for this collection of information is estimated to average 30 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Office of Management and Budget, Paperwork Reduction Project (0348-0046), Washington, D.C. 20503.**

# DISCLOSURE OF LOBBYING ACTIVITIES

Approved by 0348-0046

CONTINUATION SHEET

Reporting Entity: ______________________________ Page _____ of _____

Authorized for Local Reproduction Standard Form - LLL - A

Polymer Research Corp. of America

SBA Control and Loan # 9M49-09673 / EIDL 60944040-05

# CERTIFICATION REGARDING LOBBYING

*Certification for Contracts, Grants, Loans, and Cooperative Agreements*

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1) No Federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with awarding of any Federal contract, the making of any Federal grant, the making of any Federal loan, the entering into of any cooperative agreement, and the extension, continuation, renewal, or modification of any Federal contract, grant, loan, or cooperative agreement.

(2) If any funds other than Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with this Federal loan, the undersigned shall complete and submit Standard Form LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

(3) The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants, and contracts under grants, loans, and co-operative agreements) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by Section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than $10,000.00 and not more than $100,000.00 for each such failure.

Polymer Research Corp. of America

By: ______________________________ ______________
Carl Horowitz, President Date

By: ______________________________ ______________
Anna Dichter, Secretary Date

NOTE: If any funds have been paid or will be paid under paragraph (2) above, please complete and return SF-LLL, attached to Borrower's copy.

# CERTIFICATION OF HAZARD INSURANCE

NAME Carl Horowitz and Irene Horowitz
Control No./Loan No. 9M49-09673 / EIDL 60944040-05

The undersigned agent hereby certifies that the above named parties have purchased Hazard Insurance in the minimum amounts and type of coverage listed below and that premium for that insurance has been paid. The information listed below is accurate and complete to the best of my knowledge.

**PLEASE COMPLETE ALL THREE SECTIONS**

1) POLICY INFORMATION:

New Policy ☐ Existing Policy ☐ Date of Policy Issued: ____________________

Policy or Application Number: ____________________

Name of Insured: ____________________

Address of Insured: ____________________

Other: ____________________

2) MINIMUM AMOUNT AND TYPE OF INSURANCE COVERAGE
The minimum coinsurance requirement or 80% of insurable value of the following:

$________ building, real estate and other improvements located at 2719 Whitman Drive, Brooklyn, New York

Does this insurance policy include a guarantee replacement cost endorsement? Yes ☐ No ☐

3) ENDORSEMENT NAMING SBA AS MORTGAGE LOSS PAYEE OR ADDITIONAL INSURED
Endorsement is required. **Please sign in box below to confirm that endorsement has been or will be issued:**

☐

**WHEN COMPLETED MAIL TO:**

**U.S. Small Business Administration**
**360 Rainbow Blvd. South**
**Niagara Falls, NY 14303-1192**

**Issue endorsement to our permanent office:**

**U.S. Small Business Administration**
**Re: EIDL 60944040-05**
**2120 Riverfront Drive**
**Little Rock, Arkansas, 72202**

4) CLAIM STATUS INFORMATION (Existing Policies Only) Fill in information as appropriate. Please provide information on the status of claims made with respect to September, 2001 disaster. (If no claim made, mark N/A)

____________________

____________________. If applicable, please send photocopy of current payout status.

____________________
Name of Agency

____________________
Address of Agency

____________________
Name & Phone No. of Agent

____________________
Signature of Agent

**SEE REVERSE FOR INSTRUCTIONS**

**Please direct any questions concerning this form to: (800) 659-2955**

SBA Control / Loan No. 9M49-09673 / EIDL 60944040-05

U.S. Small Business Administration

# RESOLUTION OF BOARD OF DIRECTORS OF

Polymer Research Corp. of America

(Name of Applicant)

(1) RESOLVED, that the officers of this corporation named below, or any one of them, or their, or any one of their, duly elected or appointed successors in office, be and they are hereby authorized and empowered in the name and on behalf of this corporation and under its corporate seal to execute and deliver to the N/A ________________ (hereinafter called "Lender") or the Small Business Administration (hereinafter called "SBA"), as the case may be, in the form required by Lender or SBA, the following documents: (a) application for a loan or loans, the total thereof not to exceed in principal amount $491,500.00, maturing upon such date or dates and bearing interest at such rate or rates as may be prescribed by Lender or SBA; (b) applications for any renewals or extensions of all or any part of such loan or loans and of any other loans, heretofore or hereafter made by Lender or SBA to this corporation; (c) the promissory note or notes of this corporation evidencing such loan or loans or any renewals or extensions thereof; and (d) any other instruments or agreements of this corporation which may be required by SBA in connection with such loans, renewals, and/or extensions; and that said officers in their discretion may accept any such loan or loans in installments and give one or more notes of this corporation therefor, and may receive and endorse in the name of this corporation any checks or drafts representing such loan or loans or any such installments;

(2) FURTHER RESOLVED, that the aforesaid officers or any one of them, or their duly elected or appointed successors in office, be and they are hereby authorized and empowered to do any acts, including but not limited to the mortgage, pledge, or hypothecation from time to time with Lender or SBA of any or all assets of this corporation to secure such loan or loans, renewals and extensions, and to execute in the name and on behalf of this corporation and under its corporate seal or otherwise, any instruments or agreements deemed necessary or proper by Lender or SBA, in respect of the collateral securing any indebtedness of this corporation;

(3) FURTHER RESOLVED, that any indebtedness heretofore contracted and any contracts or agreements heretofore made with Lender or SBA on behalf of this corporation, and all acts of officers or agents of this corporation in connection with said indebtedness or said contracts or agreements, are hereby ratified and confirmed;

(4) FURTHER RESOLVED, that the officers referred to in the foregoing resolutions are as follows:

| (Typewrite Name) | (Title) | (Signature) |
|---|---|---|
| Carl Horowitz | President | |
| Anna Dichter | Secretary | |
| | | |
| | | |

(5) FURTHER RESOLVED, that Lender or SBA is authorized to rely upon the aforesaid resolutions until receipt of written notice of any change.

## CERTIFICATION

I HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution regularly presented to and adopted by the Board of Directors of ______________________ at a meeting duly called and held at ______________________ on the _______ day of ________________, 20____, at which a quorum was present and voted, and that such resolution is duly recorded in the minute book of this corporation; that the officers named in said resolution have been duly elected or appointed to, and are the present incumbents of, the respective offices set after their respective names; and that the signatures set opposite their respective names are their true and genuine signatures.

______________________

Secretary

# Electronic Funds Transfer (EFT)

U.S. Small Business Administration
Disaster Assistance
Area 1
360 Rainbow Blvd. S.
3rd Floor
Niagara Falls, NY 14303

(800) 659-2955
(716) 282-4612 TDD

## 1. What is EFT?

- EFT allows SBA to deposit your SBA disaster loan disbursements directly into your checking account at a bank, credit union or savings and loan association.

## 2. What are the advantages of EFT?

- EFT provides faster delivery of your disaster loan funds. It saves up to 3 to 5 days.
- There is no chance of your check being misdirected or lost.
- You do not have to take your time to deposit your check into your account. SBA loan funds are deposited directly into your checking account.

## 3. What are the limitations of EFT?

- You must have a current and active checking account in the name of at least one borrower.
- EFT is not available when SBA must add an additional payee, such as a contractor, to the check.
- Remember that checking accounts have a $100,000 deposit insurance limit. Any disbursement of SBA loan funds could put your balance over that limit.
- EFT is not available when SBA must transfer funds to cash management accounts, money market accounts, investment firm accounts or brokerage house accounts.

## 4. Would you like to sign up for EFT?

☐ **YES,**
I (we) ***do*** want to sign up for EFT.
**Please see the back side of this page to sign up for EFT.**

☐ **NO,**
I (we) do ***not*** want to sign up for EFT. Then you will receive your disaster loan funds by U.S. Treasury check and it will be delivered regular U.S. mail.

**Regardless of which box you check, please return this form to SBA.**

$!

"Please staple a voided blank check from your checking account on this box."

# *Request for Electronic Funds Transfer (EFT) of SBA Disaster Loan Funds*

***1.***

**Please staple an original voided blank check from your checking account on this box. We need this so we can electronically scan the account information to avoid any errors. For this reason please do not fax your completed EFT form to SBA.**

If you would like to **change the bank, credit union or savings and loan association** you selected to receive your funds transfer, please contact SBA as soon as possible.

If you have selected a **credit union** to receive your funds transfer, please contact your credit union to make sure the routing number and account number on your voided blank check are correct. If the routing number and account number are not correct, please clearly print the correct information on the lines that are provided below.

***2.*** **Please print any corrections or updates in the space below.**

________________________________________

________________________________________

________________________________________

***3.*** **Proprietorships may authorize EFT by the signature of each proprietor who signed the Loan Authorization and Agreement.**

**I(We) hereby authorize SBA to electronically transfer funds from my disaster loan to the checking account described on the attached voided blank check.**

Control Number: 9M49-09673

Loan Number: EIDL 60944040-05

Polymer Research Corp. of America

By: ____________________________ ____________
Carl Horowitz, President Date

By: ____________________________ ____________
Anna Dichter, Secretary Date